BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	July 28, 2006
TO:	GSR Mortgage Loan Trust 2006-7F
ATTENTION:	Eugene Gorelik
TELEPHONE:	212-902-5008
FACSIMILE:	212-493-0349
TO:	GS Mortgage Securities Corp.
ATTENTION:	Roger Yao
TELEPHONE:	212-357-8377
FACSIMILE:	212-493-0495
FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857
RE:	**Novation Confirmation**
REFERENCE NUMBER(S):	FXNEC8518 FXNEC8542

The purpose of this letter is to confirm the terms and conditions of the Novation Transactions entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2. The terms of the Novation Transactions to which this Novation Confirmation relates are as follows:

Novation Trade Date:	July 28, 2006
Novation Date:	July 28, 2006
Novated Amount:	The Notional Amount as specified in Exhibit A attached hereto.
Transferor:	GS Mortgage Securities Corp.
Transferee:	GSR Mortgage Loan Trust 2006-7F
Remaining Party:	Bear Stearns Financial Products Inc.

3. The terms of the Old Transactions to which this Novation Confirmation relates, for identification purposes, are as specified in the Old Confirmations attached hereto as Exhibit A and Exhibit B.

4. Except as modified herein, the terms of the New Transactions to which this Novation Confirmation relates shall be as specified in the copy of the Old Confirmations, as amended herein, attached hereto as Exhibit A and Exhibit B.

Full First Calculation Period:	Applicable

5. Offices:

Transferor:	Not Applicable
Transferee:	Cayman Islands
Remaining Party:	Not Applicable

6. Other Provisions. Additional Provisions relating to the New Transaction:

Provisions Deemed Incorporated into the New Agreement.

a) Tax Representations.

(i) For the purpose of Section 3(e) of the ISDA Form Master Agreement, Remaining Party and Transferee make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under the ISDA Form Master Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(ii) For purposes of Section 3(f) of the 1992 ISDA Master Agreement, Transferee is a corporation created or organized under the laws of the Cayman Islands. Each payment received or to be received by Transferee in connection with this Agreement will not be treated as effectively connected with the conduct of a trade or business in the United States of America by Transferee.

Transferee is (A) a "non-U.S. branch of a foreign person" as that term is used in U.S. Treasury Regulation Section 1.1441-4(a)(3)(ii) (or any applicable successor provision) and (B) a "foreign person" as that term is used in U.S. Treasury Regulation Section 1.6041-4(a)(4) (or any applicable successor provision).

Transferee is not a bank that has entered into this Agreement in the ordinary course of its trade or business of making loans, as described in Section 881(c)(3)(A) (or any applicable successor provision) of the U.S. Internal Revenue Code of 1986, as amended.

b) Proceedings. Remaining Party shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Transferee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates. This provision will survive termination of the New Transactions.

c) Set-off. Notwithstanding any provision of the New Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party thereunder against any obligation between it and the other party under any other agreements.

d) No transfer, amendment, waiver, supplement, assignment or other modification of the Novated Transactions shall be permitted by either party without written consent by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (the "Rating Agency"). The Rating Agency shall not unreasonably withhold its consent to any transfer or assignment of the Novated Transactions.

e) Additional Termination Event.

If, upon the occurrence of a Swap Disclosure Event (as defined in clause (ii) of Section (f) below), BSFP has not, within 10 days after such Swap Disclosure Event complied with any of the provisions set forth in clause (iii) of Section (f) below, then an Additional Termination Event shall have occurred with respect to BSFP and BSFP shall be the sole Affected Party with respect to such Additional Termination Event.

f) Compliance with Regulation AB.

(i) BSFP agrees and acknowledges that GS Mortgage Securities Corp. (the "Depositor") is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Regulation AB"), to disclose certain financial information regarding BSFP or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BSFP or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event ("Swap Disclosure Event") if, on any Business Day after the date hereof, Depositor requests from BSFP the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the "Swap Financial Disclosure").

(iii) Upon the occurrence of a Swap Disclosure Event, BSFP, at its own expense, shall (a) provide to Depositor the Swap Financial Disclosure including any required consents from BSFP's accountants, if applicable, (b) secure another entity to replace BSFP as party to this Agreement on terms substantially similar to this Agreement and subject to prior notification to the Swap Rating Agencies, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds (or which satisfies the Rating Agency Condition) and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the BSFP's obligations under this Agreement from an affiliate of BSFP that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to BSFP and such affiliate (in the sole discretion of the Counterparty), and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv) BSFP agrees that, in the event that BSFP provides Swap Financial Disclosure to Depositor in accordance with clause (iii)(a) of Section (f) or causes its affiliate to provide Swap Financial Disclosure to Depositor in accordance with clause (iii)(c) of Section (f), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from

and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

g) Third Party Beneficiary. Depositor shall be a third party beneficiary of this Agreement.

7. Wire instructions for Transferee: Wells Fargo Bank NA
ABA # 121000248
Account Name: SAS Clearing
Account #: 3970771416
FFC TO: GSR 2006-7F #50933400

8. Addresses for Notices:

Transferee: GSR Mortgage Loan Trust 2006-7F
Attention: Eugene Gorelik
Goldman, Sachs & Co.
85 Broad Street, 27th Floor
New York, NY 10004
Telephone: 212-902-5008
Facsimile: 212-493-0349

Transferor: GS Mortgage Securities Corp.
Attention: Eugene Gorelik
85 Broad Street, 27th Floor
New York, NY 10004
Telephone: 212-902-5008
Facsimile: 212-493-0349

Remaining Party: As specified in Section 6(a) of the Old Confirmations attached hereto as Exhibit A and Exhibit B.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to **212-272-9857.** The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transactions. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transactions. For inquiries regarding U.S. Transactions, please contact **Susan Donlon** by telephone at **212-272-2364**. For all other inquiries please contact **Derivatives Documentation** by telephone at **353-1-402-6223**.

Bear Stearns Financial Products Inc.

By: _/s/ Leticia Chevere________________
Name: Leticia Chevere
Title: Authorized Signatory
Date: July 28, 2006

GS Mortgage Securities Corp.

By: _/s/ Greg A. Finck_________________
As authorized agent or officer for GS Mortgage Securities Corp.
Name: Greg A. Finck
Title:Managing Director
Date: July 28, 2006

Wells Fargo Bank, N.A.
not in its individual capacity but solely as trustee of the Separate Interest Trust

By: __/s/ Sandy Whalen ______________
As authorized agent or officer for GSR Mortgage Loan Trust 2006-7F
Name: Sandra Whalen
Title: Vice President
Date: July 28, 2006

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